Exhibit 3.195

EAST SHOPPING CENTER REALTY TRUST

THIS DECLARATION OF TRUST made this 31st day of August, 1970, at Brockton, in the County of Plymouth and Commonwealth of Massachusetts, by STANTON W. DAVIS and ROBERT L. EKLUND, both of Brockton, Massachusetts, and H. HALSEY DAVIS, of Falmouth, Maine (hereinafter called the “Trustees”).

ARTICLE I

Name of Trust

The Trust hereby created shall be known as EAST SHOPPING CENTER REALTY TRUST and, so far as legal, convenient and practicable, all business shall be carried on under that name by the Trustees, and all instruments in writing of the Trustees shall be so executed.

ARTICLE II

The Trust and Its Purposes

Section 1. All property, real and personal, tangible and intangible, conveyed to the Trustees hereunder (hereinafter called the “trust property”) shall vest in the Trustees as joint tenants with right of survivorship as Trustees of this Trust, in trust, to manage, administer and dispose of the same and to receive the income thereof all for the benefit of the holders of shares of beneficial interest.

Section 2. It is hereby expressly declared that a Trust and not a partnership is hereby created.

ARTICLE III

The Trustees

Section 1. There shall at all times be not less than three (3) Trustees hereunder, and, if and whenever the number of such Trustees shall for any reason become less than three, a vacancy in said office shall be deemed to exist. A vacancy shall be deemed to occur in the event of the incompetency of any Trustee as evidenced by the appointment by a court having jurisdiction of a guardian, conservator or committee of such Trustee.

Section 2. When any vacancy occurs at any time in the office of Trustee, all property in the Trust shall vest in the remaining Trustees.

Section 3. Any Trustee under this instrument may resign and be discharged from the said Trust by written instrument signed by him, acknowledged in the manner required in the case of a deed, and such resignation shall take effect upon the recording of such instrument with Plymouth County Registry of Deeds.

Section 4. In the event a vacancy occurs, (a) the remaining Trustees shall appoint a Trustee to fill the vacancy by an Instrument in writing acknowledged and recorded as in the case of a resignation and assented to in writing by the holders of a majority of the shares of beneficial interest; (b) if there shall be no remaining Trustee, then three Trustees shall be elected by vote of the holders, of a majority of the shares of beneficial interest at a meeting of such holders called for that purpose by any such holders or other interested party; (c) each appointment made under this Section shall contain the written acceptance of the Trustee so appointed or elected, and the appointment or election shall take effect upon the recording of the notices of such action with Plymouth County Registry of Deeds.

Section 5. The foregoing provisions of this Article to the contrary notwithstanding, despite any vacancies in the office of Trustee however caused and for whatever duration, the remaining Trustee or Trustees, subject to the provisions of the immediately following Section, shall continue to exercise and discharge all the powers, discretion and duties hereby conferred or imposed upon the Trustees.

Section 6. In any matter relating to the administration of the Trust hereunder and the exercise of the powers hereby conferred, if only one Trustee should remain in office, such Trustee pending the appointment of successor Trustees may act singly. The Trustees may act with or without a meeting.

Section 7. No bond or surety or sureties shall ever be required of any Trustee acting hereunder, nor shall any Trustee hereunder be responsible or liable except for his own willful default, nor shall any Trustee be responsible or liable for the act, omission or default of any servant or agent who has been selected with reasonable care. The Trustees may keep such part of the trust assets uninvested as they deem best, may invest in and continue to hold unproductive property if they deem best, and may, in their discretion, invest the whole or any part of the trust estate in a single piece of property, security or investment without any liability therefor. The Trustees shall be responsible and accountable only to the shareholders of record.

Section 8. Each Trustee shall be entitled to such reasonable remuneration for his services as shall be from time to time fixed and determined by the Trustees and also additional reasonable remuneration for extraordinary or unusual services rendered by him in connection with the Trusts hereof.

Section 9. The Trustees individually or any of them may buy from, sell to and generally deal with themselves as Trustees and with the shareholders in the same manner that a stranger might deal with the Trustees or shareholders, and no greater degree of good faith nor any greater disclosures shall be required than would be required of a stranger.

Section 10. No purchaser from, lender to, or other person having any dealing or transaction with the Trustees shall ever have any liability to see to the application of any proceeds, or monies or property paid or delivered to the Trustees, nor to Inquire as to the indebtedness of the Trustees to any other person or persons, and the receipts of the Trustees, or any one of them, or their agents on their behalf, for money or property paid or delivered to them shall be effectual discharge of the persons paying or delivering such monies, property or proceeds.

Section 11. The Trustees or any of them shall not be entitled to look to the shareholders personally for indemnity against any liability incurred by them or any of them in the execution hereof or to call upon the shareholders for the payment of any sum or money or any assessment whatsoever, but the Trustees shall be entitled to indemnity out of the trust property against any and all liabilities so incurred by them or any of them, including without limiting the generality of the foregoing, liabilities in contract and in tort and liabilities for damages, penalties and fines. Nothing in this paragraph shall be deemed, however, to limit in any .respect the powers granted to the Trustees in this instrument.

Section 12. The Trustees shall keep full and proper records and books of account and and shall, at least annually, render an accounting of the trust to any shareholder requesting the same. The books and records shall be open to the inspection of the shareholders at all reasonable times.

Section 13. (a) The Trustees may, from time to time, by written instrument signed by them and acknowledged in the manner required in the case of a deed of conveyance of real estate and recorded in Plymouth County Registry of Deeds authorize any one of their number to exercise any or all the powers hereunder, and such authority may be so given to any one Trustee hereunder by name, or to any one of the persons who may at any time be lawfully acting as Trustee or Trustees hereunder, without naming him or them. In a like manner the Trustees may revoke such authority. (b) The Trustees may, by an unrecorded instrument, authorize one of their number or any other person to draw checks and drafts upon and disburse the monies of the trust on deposit with any banking institution. The Trustees may likewise withdraw such authority. (c) A majority of the Trustees may exercise all the power herein given to the Trustees. (d) When any Trustee is absent from the Commonwealth of Massachusetts, or incapacitated by illness or otherwise, the other Trustee or Trustees shall have all the powers herein given to the named Trustee. (e) Any Trustee may, by power of attorney, delegate his powers hereunder, for a period not exceeding six months at any one time.

ARTICLE IV

Powers of the Trustees

The Trustees shall have the absolute control, management and disposition of the trust property as if they were the absolute owners thereof and, in addition to all other powers they may have, shall have power at any time and from time to time:

Section 1. To receive and hold, under the terms of this Trust, real and personal property, to buy, take or lease, hire or otherwise acquire real or personal property, to invest and reinvest the funds and property of the trust, to exchange real property for personal property and vice versa;

Section 2. To retain the trust property, or any part or parts thereof, in the same form or forms of investment in which received or acquired by them so far as and so long as they shall think fit, without liability for any losses resulting therefrom.

Section 3. To sell, assign, convey, transfer, exchange, and otherwise deal with or dispose of, the trust property, or any part or parts thereof, free and discharged of any and all trusts, at public or private sale, to any person or persons, for cash or on credit, and in such manner, on such terms and for considerations and subject to such restrictions, stipulations, agreements and reservations as they shall deem proper, including the power to take back mortgages or secure the whole or any part of the purchase price of any of the trust property sold or transferred by them, and to execute and deliver any deed or other instrument in connection with the foregoing.

Section 4. To purchase or otherwise acquire title to, and to rent, lease or hire from others for terms which may extend beyond the termination of this Trust any property or rights to property, real or personal, and to own, manage, use and hold such property and such rights.

Section 5. To borrow or in any manner raise such sum or sums of money or other property as they shall deem advisable in any manner and on any terms, and to evidence the same by notes, bonds, securities or other evidences of indebtedness which may mature at any time or times, even beyond the possible duration of this trust; and to execute and deliver any mortgage, pledge, or other investment to secure any such borrowing.

Section 6. To enter into any arrangement for the use or occupation of the trust property, or any part or parts thereof, including, without, thereby limiting the generality of the foregoing, leases, subleases, easements, licenses, or concessions, upon such terms and conditions and with such stipulations and agreements as they shall deem desirable even if the same extend beyond the possible duration of this Trust.

Section 7. To invest and reinvest the trust property, or any part or parts thereof and from time to time and as often as they shall see fit to change investments, including power to invest in all types of securities and other property, of whatsoever nature and however denominated, all to such extent as to them shall seem proper, and without liability for loss, even though such property or such investments shall be of a character or in an amount not customarily considered proper for the investment of trust funds or which does not or may not produce income.

Section 8. To incur such liabilities, obligations and expenses, and to pay from the principal, or the income of the trust property in their hands all such sums as they shall deem necessary or proper, for the furtherance of the purposes of the trusty.

Section 9. To determine as to all sums of money and other things of value received by them, whether and to what extent the same shall be deemed to be and shall be accounted for as principal or income, and as to all charges and expenses paid by them, whether and to what extent the same shall be charged against principal or against income, including without hereby limiting the generality of the foregoing, power to apportion any receipt or expense between principal and income, and power to determine what portion, If any, of actual income received and upon any asset purchased or acquired at a premium or any wasting investment shall be added to the principal to prevent a diminution thereof upon the maturity or exhaustion of such asset or investment.

Section 10. To vote in such manner as they shall think fit any or all shares in any corporation or trust which may be a part of the trust property, and for that purpose to give proxies to any person or persons or to one or more of their number to vote, waive any notice or otherwise act in respect of any such shares.

Section 11. To guarantee performance of the obligations of others in any cases where they shall deem that it is to the advantage of this Trust that they give such guaranty.

Section 12. To maintain such offices and other place of business as they shall deem necessary or proper and to engage in business in Massachusetts or elsewhere.

Section 13. To employ, appoint, and remove such agents, managers, brokers, employees, servants, assistants and counsel (which counsel may be a firm of which one or more of the Trustees are members) as they shall deem proper, for the purchase, sale or management of the trust property, or any part or parts thereof, and for conducting the business of the Trust and may define their respective duties and fix and pay their compensation and the Trustees shall not be answerable for the acts and defaults of any such person. The Trustees may delegate to any such agent, manager, broker, employee, servant, assistant or counsel any or all of their powers (including discretionary powers, except that the power to join in amending, altering, adding to, terminating or changing this Declaration of Trust and and the Trust hereby created, shall not be delegated) all for such times and purposes as they shall deem proper. Without hereby limiting the generality of the foregoing, the Trustees may from time to time designate one or more of their own number to be the Managing Trustees, for the management and administration of the trust property and the business of the Trust or any part or parts thereof.

Section 14. To maintain, improve, develop, subdivide, partition or otherwise dispose of any real or personal property or any interest therein; to make alterations in any buildings now or hereafter located on any such property or to demolish the same; to construct new buildings; all in such manner and upon such terms as it shall seem advisable to the Trustees, and to enter into contracts with respect to any of the foregoing.

Section 15. In addition to any other powers herein contained, the Trustees shall have the power, with the consent in writing of the holders of two-thirds of the shares hereunder, to merge or consolidate into or with any other association, trust or corporation wherever organized which owns all the shares of this Trust or all of whose shares are owned by this Trust and which is engaged in a business similar or incidental to the business of this Trust.

PROVIDED ALWAYS, that the Trustees shall have no power or authority, by virtue of any provision contained in this instrument, to borrow money on the credit of or on behalf of the shareholders or any of them personally, or to make any contract binding upon the shareholders or any of them personally or to incur any liability whatever on behalf of, or binding the shareholders or any of them personally, or otherwise to bind the shareholders or any of them personally.

ARTICLE V

Shares and Shareholders

Section 1. The term “shareholder” whenever herein used shall mean one who is recorded on the books of the Trustees as a holder of shares of beneficial interest hereunder as hereinafter described, and shall include all the holders of any share or shares held by more than one person in common or in any form of joint ownership. The terms “share” and “shares” whenever herein used shall mean a fractional beneficial interest in the trust fund.

Section 2. The entire beneficial interest hereunder shall be divided into 100 equal shares with no par value, which once having been issued, shall not be subject to redemption or cancellation except upon final termination of this trust or by written consent of the respective holders thereof. All issued shares shall be represented by certificates issued by the Trustees in such convenient form as the Trustees may determine. Additional shares of beneficial interest in the trust fund may be issued by the Trustees from time to time if they deem best and when such additional shares shall be issued, the total number of shares then issued shall represent equally the entire beneficial interest hereunder, but such additional shares shall be issued by the Trust only to the holders of record of the shares already issued at the time such additional shares are issued and in proportion to the number of shares then held by each, or to such persons as the Trustees may select, for money or property, real or personal, received by the Trustees to be held in trust hereunder, at not less than the then book value of the shares previously issued. Notwithstanding the foregoing restrictions, any number of additional shares may be issued by the Trustees if they deem best, to any person, at any price or consideration, upon separate written consent of each of the shareholders who is then of full age and sound mind.

Section 3. The said shareholders are not to have any legal title to the trust property itself, real or personal held from time to time by the Trustees, and particularly, they shall have no right to call for any partition; they shall have no equitable estate in the lands and appurtenances thereto belonging constituting the trust property, but their interest shall consist only of an interest in the money to arise from the sale, or other disposition thereof by the Trustees, as herein provided, and of the rights existing hereunder previously to such sale, and the shares shall be personal property carrying the rights as herein set forth, of division of proceeds and profits and the other rights and matters concerning the trust property, and shall be transmissible and transferable as personal estate.

Section 4. A register or book shall be kept by the Trustees which shall contain the names and addresses given to the Trustees by the shareholders and the number of shares issued to each. Each shareholder shall be entitled to a certificate in such convenient form as the Trustees may determine, representing his shares. No certificate shall be issued until a record thereof has been made on said register or book. Any notice, communication or payment to a shareholder, mailed, postage prepaid, addressed to his address on such register or book or delivered personally, shall be deemed sufficient notice, delivery or service thereof.

Section 5. Shares may be transferred on the register or book of the Trustees described above, by the persons named in the certificate thereof, his attorney or legal representative, upon surrender of the certificate duly endorsed or with proper evidence of authority to transfer attached and a new certificate shall be issued to the transferee, who shall take the same and the interest represented thereby subject to the terms of this Declaration of Trust. All transfers of shares shall be recorded in the same register or book of the Trustees. If a certificate be lost or destroyed, a new certificate shall be issued only after the receipt by the Trustees of a bond of indemnity satisfactory to them, unless they shall waive the giving of a bond.

Section 6. Neither the Trustees, their agents, nor the shareholders shall be bound to take notice or be affected by notice of any trust, express, constructive or implied or any equity or change to which any shares or certificate may be subject, or to recognize any person as having any interest therein except the persons registered as shareholders. And the receipt of the registered Shareholder, or one of them if a certificate is issued to more than one, shall be sufficient discharge of all payment in respect of such certificate or shares.

Section 7. No assessment shall ever be made upon the shareholders.

Section 7. The shareholders may buy from, sell to, and generally deal with the Trustees in the same manner and to the same extent that a stranger might buy from, sell to, and deal with the Trustees.

ARTICLE VI

Distributions and Reserves

The Trustees may make payments to the shareholders according to the proportionate parts of the whole beneficial interest in the trust held by them as set out in their respective certificates, as they shall in the exercise of uncontrolled discretion from time to time deem advisable. The Trustees may set aside a surplus reserve or contingent funds and may use for improvement of or addition to the trust property or for reduction of mortgage or other indebtedness or for any other capital purposes, the income from the trust property from time to time received by them to the extent they shall deem it advisable. The Trustees may also from time to time in the exercise of uncontrolled discretion, distribute to the shareholders all or any of the Trust assets then held by them even if such distributions have not been earned and may charge the whole or any part of such distributions against the principal or capital account or otherwise as they may deem advisable. Except as herein provided, the shareholders shall have no right to any payment of income, or other distribution.

ARTICLE VII

Amendments

The Trustees may, with the consent of the shareholders owning two-thirds (2/3rds) of the issued and outstanding shares in their Trust, but after written notice mailed postage prepaid to each shareholder at his registered address, alter or add to the Declaration of Trust, or convey, transfer, or deliver such parts of the trust property as shall not theretofore have been converted into money, to new or other Trustees or to a corporation. A record of such consent shall be signed and acknowledged by the Trustees and recorded in Plymouth County Registry of Deeds. No such alteration or addition shall affect the validity of anything previously done by the Trustees.

ARTICLE VIII

Duration of the Trusts

This Trust shall terminate when all the real estate held by the Trustees hereunder shall have been converted into personal property, but in no event later than twenty (20) years after the death of the survivor of the following named persons: Howard G. Davis, son of H. Halsey Davis; Peter Davis, Joan D. Wheeler, and Anne D. Peterson, children of Stanton W. Davis, or if the Trustees assent, at such earlier time as the holders of at least two-thirds (2/3rds) of the shares at the time being issued and Outstanding may appoint by an instrument in writing, signed and acknowledged by them in the manner required in the case of a deed of conveyance of real estate, and recorded with Plymouth: County Registry of Deeds, and upon termination of this Trust in either such manner the Trustees shall sell and convert into money the whole of the Trust property not theretofore so sold and converted, and shall apportion the net proceeds thereof and all other trust monies, after payment of all outstanding obligations among the shareholders ratably according to their respective interests as shown by the certificates held by them.

PROVIDED, HOWEVER, and it is especially understood and stipulated that nothing in this clause contained shall be construed as making it obligatory upon the Trustees to assent to or to cause the termination of this Trust in accordance with any appointment by the shareholders as described above.

ARTICLE IX

Miscellaneous Provisions

Section 1. Copies of this Declaration of Trust, of amendments thereto, or of any document executed and recorded by any Trustee or Trustees in accordance with the provisions hereof, certified by a Notary Public to be true copies, may be relied on by any person as fully as the original documents or the record thereof; and any certificate signed by one whom such original documents or certified copies thereof indicate to be a Trustee hereunder, as to the administration of the Trust or as to acts and doings of the Trustees or shareholders, shall be conclusive evidence of the facts therein stated, including statements as to the appointment and status as Trustees of the person executing such certificates.

Section 2. All persons and corporations extending credit to, contracting with, or having any claim against the Trustees, shall look only to the funds and property of the Trust for payment under such contract or claim, or for the payment of any debt, damage, judgment or decree, or of any money that may otherwise become due or payable to them from the Trustees, so that neither the Trustees nor the shareholders, present or future, shall be personally liable therefor. In every written order, contract, or obligation which the Trustees shall give or enter into, it shall be the duty of the Trustees to refer to this declaration of trust and to stipulate therein that neither the Trustees nor the shareholders shall be held to any personal liability under or by reason of such order, contract, or obligation, but failure to make such reference and stipulation shall not impose any liability upon the shareholders.

IN WITNESS WHEREOF, the three Trustees above named hereunto set their hands and seals, the day and year first above written.

/s/ H. Halsey Davis
H. Halsey Davis

/s/ Stanton W. Davis
Stanton W. Davis

/s/ Robert L. Eklund
Robert L. Eklund

COMMONWEALTH OF MASSACHUSETTS

Plymouth, ss.                                                                                                                                                            August 31, 1970

Then personally appeared the above named Stanton W. Davis and Robert L. Eklund and acknowledged the foregoing instrument to be their free act and deed before me.

/s/ Geoffrey A. Sawyer
Notary Public

My commission expires: 4/1/17

THIS AMENDMENT dated December 12, 1974, under Article VII of the Trust, to the Declaration of Trust dated August 31, 1970 by Stanton W. Davis, Robert L. Eklund and H. Halsey Davis, TRUSTEES OF EAST SHOPPING CENTER REALTY TRUST, is made by STANTON W. DAVIS and ROBERT L. EKLUND, a majority of said Trustees and authorized to act under Article III, Section 13(c) of said Trust, and amends said Trust Instrument as follows:

Article III, Section 3, of said Trust is hereby amended by adding at the end of the first sentence the words “and in any Registry of Deeds District in which this Trust is recorded.”

Article III, Section 4, of said Trust is hereby amended by adding at the end of the first sentence (being the end of Section 4(c)) the words “and in any Registry of Deeds District in which this Trust is recorded.”

Article III, Section 13(a), of said Trust, is hereby amended by adding at the end of the fourth line following the word.“Deeds”, the words “and in any Registry of Deeds District in which this Trust is recorded.”

Article VII is hereby amended by adding at the end of the second sentence thereof, following the word “Deeds”, the words “and in any Registry of Deeds District in which this Trust is recorded.”

Article VIII is hereby amended by adding at the end of the third line on page 13 of the Trust, following the word “Deeds”, the words “and in any Registry of Deeds District in which this Trust is recorded. ”

Article IX is hereby amended by adding another section, which shall be called Section 3, and shall read as follows:

“Section 3. This Declaration of Trust and all amendments thereto may be recorded in any Registry of Deeds District in which the real estate owned by this Trust, as amended lies. This Amendment may be simultaneously executed in severalo counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument, which shall be sufficiently evidenced by any such original counterpart. If this Declaration of Trust, together with any amendment thereto, is filed or recorded in any Registry of Deeds. District, anyone dealing with real estate located in said Registry District may rely conclusively upon the record in said Registry District.”

The Trustees having sent notice to all the shareholders of this Trust, and all the shareholders of this Trust having consented to the above amendments to the Trust at a meeting held on December 12, 1974, a majority of the Trustees hereby set their hands to several counterparts, the day and year first above written.

/s/ Stanton W. Davis
Trustee

/s/ Robert L. Eklund
Trustee

EAST SHOPPING CENTER REALTY TRUST

THE COMMONWEALTH OF MASSACHUSETTS

Plymouth, ss.                                                                                                                                                            December 12, 1974

Then personally appeared Stanton W. Davis and Robert. L. Eklund, being a majority of the Trustees of East Shopping Center Realty Trust, and acknowledged the foregoing to be true, before me.

/s/ Irene A. Leonard
Notary Public

SECOND

AMENDMENT TO

EAST SHOPPING CENTER REALTY TRUST

DECLARATION OF TRUST

THIS AMENDMENT is made this 18 day of OCTOBER, 1985, pursuant to Article VII of the Declaration of Trust of East Shopping Center Realty Trust, dated August 31, 1970, and recorded with Bristol North District Registry of Deeds in Book 1672, Page 385, and further amends the Declaration of Trust as follows:

Article I of the Declaration of Trust, entitled “Name of Trust”, is hereby amended by deleting the words “EAST SHOPPING CENTER REALTY TRUST”, and inserting in place thereof the words “SHAW’S REALTY TRUST”.

The Trustees having sent notice to all the shareholders of the Trust, and more than two-thirds (2/3) of such shareholders having consented to this Amendment in accordance with the provisions of said Article VII, the Trustees have hereunto set their hands and seals in witness of this instrument on the date first written above.

/s/ Stanton W. Davis
Trustee Stanton W. Davis

/s/ Robert L. Eklund
Trustee Robert L. Eklund

/s/ Howard G. Davis
Trustee Howard G. Davis

COMMONWEALTH OF MASSACHUSETTS

Plymouth County                                                                                                                                                        OCTOBER 18, 1985

The above named Stanton W. Davis and Robert L. Eklund, Trustees of East Shopping” Center Realty Trust, appeared before me on this date and acknowledged the foregoing to be the free act and deed of each of them respectively.

/s/ Illegible
Notary Public

My commission expires: August-1-1988

STATE OF MAINE

Cumberland County                                                                                                                                                         Oct 18, 1985

The above-named Howard G. Davis, Trustee of East Shopping Realty Trust, appeared before me on this date and acknowledged the foregoing to be his free act and deed.

/s/ Illegible
Notary Public

My commission expires: October 2, 1988

THIRD AMENDMENT

TO

SHAW’S REALTY TRUST

THIS AMENDMENT is made this 10th day of September, 1987, pursuant to Article VII of the Declaration of Trust of Shaw’s Realty Trust (the “Trust”), dated August 31, 1970, and recorded with Bristol North District Registry of Deeds in Book 1672, Page 385, and further amends the Declaration of Trust as follows:

Article III of the Declaration of Trust, entitled “The Trustees,” is hereby amended by deleting the first sentence of Section 1 thereof and inserting in place thereof the following: “There shall at all times be not less than six (6) Trustees hereunder, and, if and whenever the number of such Trustees shall for any reason become less than six, a vacancy in said office shall be deemed to exist.”

Article IV of the Declaration of Trust, entitled “Powers of the Trustees,” is hereby amended by adding a new Section 16 thereto which reads as follows; To appoint officers of this Trust consisting of a Chairman of the Trustees, a Vice Chairman of the Trustees, a President, one or more Vice Presidents, a Secretary and a Treasurer.”

The sole shareholder of the Trust having consented to this Amendment in accordance with the provisions of said Article VII, the Trustees have hereunto set their hands and seals in witness of this instrument on the date first written above.

/s/ Stephen M. Dubrul, Jr.,
Stephen M. Dubrul, Jr., Trustee

/s/ Robert L. Eklund
Robert L. Eklund, Trustee

/s/ David B. Jenkins
David B. Jenkins, Trustee

COMMONWEALTH OF MASSACHUSETTS

Plymouth County                                                                                                                                        September 10, 1987

The above-named Robert L. Eklund and David B. Jenkins, Trustees of Shaw’s Realty Trust, appeared before me on this date and acknowledged the foregoing to be the free act and deed of each of them respectively.

/s/ Irene A. Leonard
Notary Public

STATE OF NEW YORK

New York County                                                                                                                                                            September, 1987

The above-named Stephen M. Dubrul, Jr., Trustee of Shaw’s Realty Trust, appeared before me on this date and acknowledged the foregoing to be his free act and deed.

/s/ Nancy Costanzo
Notary Public

NANCY COSTANZO Notary Public State of New York No. 41-4818770 Qualified in Queens County Certificate Filed in New York County Commission Expires March 30, 1988